Exhibit 10.1

TRANSITION AND ADVISORY AGREEMENT

THIS TRANSITION AND ADVISORY AGREEMENT (this “Agreement”) dated as of August 7, 2023 (the “Transition Date”) is by and among Intapp, Inc., a Delaware corporation (the “Company”), and Stephen Robertson (“Employee” and, together with the Company, the “Parties”).

WHEREAS, Employee is employed as the Company’s Chief Financial Officer pursuant to an employment agreement with the Company, effective as of June 18, 2021 (the “Prior Agreement”);

WHEREAS, the Parties acknowledge that they have reached a mutual agreement that Employee will step down as Chief Financial Officer of the Company effective as of the date hereof and will continue to be employed by the Company as a non-executive employee through December 31, 2023 (the “Separation Date”);

WHEREAS, the parties further acknowledge that they have reached a mutual agreement that, subject to Employee timely executing, delivering to the Company and not revoking the Strategic Advisor Agreement substantially in the form attached hereto as Exhibit A (the “Strategic Advisor Agreement”), as of the Separation Date and through September 30, 2024 (the “Advisory Period”), Employee will become a non-employee consultant of the Company subject to the terms and conditions of the Strategic Advisor Agreement; and

WHEREAS, the parties desire to set forth the terms and conditions of Employee’s continued employment with the Company from and following the Transition Date as provided in this Agreement, which Agreement shall replace and supersede the Prior Agreement as of the Transition Date.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.   Employment and Duties.

a.          Term.  The Company shall employ Employee pursuant to the terms of this Agreement for a term commencing on the Transition Date and ending on the Separation Date, or upon the earlier termination of this Agreement in accordance with Section 3 hereof (the “Term”). For the avoidance of doubt, Employee’s employment with the Company during the Term shall at all times be on an “at-will” basis and nothing in this Agreement shall provide Employee the right to employment or service for any specified period.

b.          Position and Duties.  During the Term, Employee shall continue to serve as a non-executive employee of the Company and shall have such duties, responsibilities, rights, power and authority that may be, from time to time, delegated or assigned to him by the Chief Executive Officer of the Company (the “CEO”). Employee may perform Employee’s services remotely except as Employee and the CEO mutually agree from time to time. From the Separation Date through the Advisory Period, subject to Employee executing the Strategic Advisor Agreement, Employee shall serve the Company in the role of Strategic Advisor upon the terms and subject to the conditions of the Strategic Advisor Agreement.

2.   Compensation and Other Benefits. Subject to the provisions of this Agreement, the Company shall pay and provide the following compensation and other benefits to Employee as compensation for services rendered hereunder. For the avoidance of doubt, the compensation and other benefits set forth in this Section 2 are the sole compensation and benefits that Employee shall be entitled to in connection with Employee’s employment with the Company during the Term.

a.           Base Salary and Bonus. During the Term, the Company shall pay Employee a base salary at the annual rate of $452,500 (the “Base Salary”), payable in substantially equal installments at such intervals in accordance with the Company’s ordinary payroll practices as established from time to time.  Employee will be eligible to receive a bonus for the Company’s FY23 as determined by the Board of Directors of the Company (the “Board”) and/or the Compensation Committee of the Board.  Employee will not be eligible to receive a bonus for the Company’s FY24 or any portion thereof.

b.           Benefit Plans.  Employee shall be entitled to participate in all employee benefit plans or programs of the Company as are available to other similarly situated employees of the Company, in accordance with the terms of the plans, as may be amended from time to time.

c.          Expenses.  The Company shall reimburse Employee for reasonable travel and other business-related expenses incurred by Employee in the fulfillment of Employee’s duties hereunder upon presentation of written documentation thereof, in accordance with the business expense reimbursement policies and procedures of the Company as in effect from time to time.  Payments with respect to reimbursements of expenses shall be made consistent with the Company’s reimbursement policies and procedures and in no event later than the last day of the calendar year following the calendar year in which the relevant expense is incurred.

d.           Vacation; Paid Time Off.  Employee shall be entitled to vacation time and paid time off consistent with the applicable policies of the Company for other similarly situated employees of the Company as in effect from time to time.

3.   At-Will Employment; Termination of Employment. The Company and Employee acknowledge that Employee’s employment under this Agreement shall be “at-will” as defined under applicable law.  This means that it is not for any specified period of time and, subject only to this Section 3, the Company and Employee shall each have the right to terminate Employee’s employment at any time for any reason or for no reason.

a.          Termination due to Death or Disability.  Employee’s employment under this Agreement will automatically terminate upon Employee’s death and may be terminated by the Company or Employee upon Employee’s Disability (as defined below).  In the event Employee incurs a “Separation from Service” within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (the “Code”), for any reason or no reason (a “Separation from Service”) and the Term is terminated by reason of Employee’s death or Disability, the Company shall pay to Employee (or Employee’s estate, as applicable) Employee’s accrued Base Salary through and including the date of termination and any bonus earned, but unpaid, for the Company’s 2023 fiscal year and any other amounts or benefits required to be paid or provided by law or under any plan, program, policy or practice of the Company (collectively, “Accrued Compensation and Benefits”), payable in accordance with Company policies and practices and in no event later than 30 days after Employee’s Separation from Service.  For purposes of this Agreement, “Disability” means “disability” (as such term is defined under the Company’s disability insurance policy maintained for executives of the Company, from time to time) suffered by Employee for a continuous period of at least six months or any impairment of mind or body that is likely to result in a “disability” of Employee for more than three months during any twelve-month period.

b.          Termination for Cause; Resignation by Employee.  If Employee incurs a Separation from Service and the Term is terminated by reason of the Company’s termination of Employee’s employment for Cause or Employee’s resignation for any reason or no reason, Employee shall only be entitled to payment of the Accrued Compensation and Benefits, payable in accordance with Company policies and practices and in no event later than 30 days after Employee’s Separation from Service, and shall have no further right to receive any other compensation or benefits after such termination or resignation of employment.

c.          Termination without Cause.  If Employee incurs a Separation from Service and the Term is terminated by reason of the Company’s termination of Employee’s employment without Cause, Employee shall be entitled to the Accrued Compensation and Benefits, payable in accordance with Company policies and practices and in no event later than 30 days after Employee’s Separation from Service and, subject to Section 3(d), the following:

i. an amount equal to the product of the monthly Base Salary and the number of months between the date of Employee’s Separation from Service and September 30, 2024, in either case payable in accordance with the Company’s regular policies and practices in substantially equal monthly installments beginning 60 days following Employee’s Separation from Service;

ii. subject to Employee’s timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), reimbursement of the monthly COBRA premium paid by Employee for Employee and Employee’s eligible dependents until the earliest of (x) September 30, 2024, (y) the date Employee is no longer eligible to receive COBRA continuation coverage, and (z) the date on which Employee becomes eligible to receive substantially similar coverage from another employer or source; and

iii. the accelerated vesting of a portion of each award granted under the Company’s 2021 Omnibus Equity Incentive Plan (the “Plan”) that is outstanding and unvested as of the Separation from Service (the “Equity Awards”), such that such Equity Award shall vest immediately as of Employee’s Separation from Service as follows:

If the termination occurs:	Then the number of milestones vesting will be:

Before November 20, 2023	4
After November 20, 2023	3

iv. For purposes of this Section 3, “Cause” shall mean:

1.    Employee’s indictment for, or entry of a plea of guilty or no contest or nolo contendere to, any felony under any state, federal or foreign law or any other crime involving moral turpitude;

2.    Employee’s commission of an act of fraud, embezzlement, misappropriation of funds, misrepresentation, malfeasance, breach of fiduciary duty or other willful and material act of misconduct, in each case, against the Company or any of its affiliates;

3.    any willful, material damage to any property of the Company by Employee;

4.    Employee’s willful failure to (A) substantially perform his/her material job functions hereunder (other than any such failure resulting from Employee’s Disability) or (B) carry out or comply with a lawful and reasonable directive of the CEO;

5.    Employee’s breach of any material Company policy that materially harms the Company;

6.    Employee’s unlawful use (including being under the influence) or possession of illegal drugs on the Company’s (or any affiliate’s) premises or while performing Employee’s duties and responsibilities under this Agreement;

7.    Employee’s commission of an act that brings Employee into widespread public disrepute, contempt or scandal and which justifiably shocks, insults or offends a significant portion of the community; or

8.    Employee’s breach of any material provision of this Agreement, the Confidentiality Agreement (as defined below) or any other written agreement between Employee and the Company.

d.          Execution and Delivery of Release.  The Company shall not be required to make the payments and provide the benefits provided for under Section 3(c) unless Employee executes and delivers to the Company, within 60 days following Employee’s Separation from Service, a general waiver and release of claims substantially in the form of the Final Separation and Release Agreement of claims attached to the Strategic Advisor Agreement as Schedule B, and the release has become effective and irrevocable in its entirety.  Employee’s failure or refusal to sign the release (or Employee’s revocation of such release) shall result in the forfeiture of the payments and benefits under Sections 3(c).

e.           Notice of Termination.  Any termination of employment by the Company or Employee shall be communicated by a written “Notice of Termination” to the other Party given in accordance with Section 20, except that the Company may waive the requirement for Notice of Termination by Employee.

f.           Resignation from Directorships and Officerships.  The termination of Employee’s employment for any reason shall constitute Employee’s resignation from (i) all director, officer or employee positions Employee has with the Company or any of its subsidiaries or affiliates (the “Company Group”) and (ii) all fiduciary positions (including as a trustee) Employee may hold with respect to any employee benefit plans or trusts established by the Company Group.

g.         Expiration of the Term; Acknowledgement Regarding Good Reason. For the avoidance of doubt, (i) in the event of the termination of the Term on the Separation Date as set forth in Section 1(a) Employee shall only be entitled to payment of the Accrued Compensation and Benefits, payable in accordance with Company policies and practices and in no event later than 30 days after Employee’s Separation from Service, and shall have no further right to receive any other compensation or benefits after such termination or resignation of employment, and (ii) Employee’s transition to a non-executive employee in accordance with this Agreement shall not constitute “Good Reason” as defined in the Prior Agreement.

4.   Restrictive Covenants.

a.          Confidentiality.  Employee has previously entered into that certain Employee Invention Assignment and Confidentiality Agreement between the Company and Employee (the “Confidentiality Agreement”).  Employee agrees that (i) the terms of the Confidentiality Agreement shall continue to apply in full force and effect and inure to the benefit of the Company through the Term and for all times thereafter, as applicable, and (ii) Employee shall continue to comply in all respects with the Confidentiality Agreement.

b.           Non-Solicitation.  Employee agrees that, during Employee’s employment with the Company and for a period commencing on the Employee’s Separation from Service and ending on the first anniversary of the Employee’s Separation from Service (the “Restricted Period”), Employee shall not, directly or indirectly, other than in connection with the proper performance of Employee’s duties in Employee’s capacity as an executive of the Company, (i) interfere with or attempt to interfere with any relationship between the Company Group and any of its employees, consultants, independent contractors, agents or representatives or (ii) employ, hire or otherwise engage, or attempt to employ, hire or otherwise engage, any current or former employee, consultant, independent contractor, agent or representative of the Company Group in a business competitive with the Company Group.  As used herein, the term “indirectly” shall include, without limitation, Employee’s permitting the use of Employee’s name by any competitor of any member of the Company Group to induce or interfere with any employee or any other service provider of any member of the Company Group.

5.   Compensation Recovery Policy.  Employee acknowledges and agrees that, to the extent the Company adopts any clawback or similar policy in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, and any rules and regulations promulgated thereunder, Employee shall take all action necessary or appropriate to comply with such policy (including, without limitation, entering into any further agreements, amendments or policies necessary or appropriate to implement or enforce that policy).

6.   Certain Remedies.

a.           Injunctive Relief.  Without intending to limit the remedies available to the Company, Employee agrees that a breach of any of the covenants contained in Section 4 of this Agreement may result in material and irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction, or both, without bond or other security, restraining Employee from engaging in activities prohibited by the covenants contained in Section 4 of this Agreement or such other relief as may be required specifically to enforce any of the covenants contained in this Agreement.  Such injunctive relief in any court shall be available to the Company in lieu of, or prior to or pending determination in, any arbitration proceeding.

b.          Extension of Restricted Period.  In addition to the remedies the Company may seek and obtain pursuant to this Section 6, the Restricted Period shall be extended by any and all periods during which Employee shall be found by a court or arbitrator possessing personal jurisdiction over Employee to have been in violation of the covenants contained in Section 4 of this Agreement.

7.    General Release and Waiver of Claims.

a.          In consideration of the benefits detailed in this Agreement, Employee and each of his respective heirs, executors, administrators, representatives, agents, successors and assigns (collectively, the “Releasors”) hereby irrevocably and unconditionally waive, release, acquit, relieve and forever discharge the Company, its subsidiaries, its parent company and their respective current and former officers, directors, agents, employees, insurers, stockholders, successors and assigns (collectively “Releasees”) from any and all claims, liabilities, rights, demands, complaints, judgments, obligations, damages, actions and causes of action of any and every kind and nature, in law, equity or otherwise, whether known and unknown, suspected or unsuspected (“Claims”), which Employee ever had or may have in the future, arising out of or in any way related to any agreements, events, acts, omissions or conduct existing or occurring prior to and including the Transition Date, concerning any matter, cause or thing, including, without limiting the generality of the foregoing, any Claims for, related to or arising out of:  (i) Employee’s employment with the Company or the cessation of that employment; (ii) Employee’s compensation or equity interests in the Company, fringe benefits or other severance pay; (iii) common law or statutory claims, including but not limited to, for breach of any oral or written promise or contract or any implied covenant of good faith and fair dealing, wrongful discharge, fraud, defamation or loss of reputation and emotional distress; (iv) any claim for attorneys’ fees or indemnification; (v) any claim for discrimination, harassment or retaliation of any kind; (vi) any violation of any federal, state or local constitution, statute, law, regulation or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, 42 U.S.C. Section 1981, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act, the Age Discrimination in Employment Act of 1967 (“ADEA”), the Employment Retirement Income Security Act of 1974 (except as to vested benefits), the Equal Pay Act, the Workers Adjustment and Retraining Notification Act, the Older Workers Benefit Protection Act, California Fair Employment and Housing Act, the California Labor Code, the California Family Rights Act and the California Constitution and any amendment to any such laws, and all other federal, state, local or foreign law, rule or regulation, in each case as may lawfully be waived and released; (vii) any impairment of Employee’s ability to obtain subsequent employment based on events or conduct as of the Effective Date; and (viii) any claims on any other legal or equitable basis whatsoever (collectively, the “Release”).

b.           Employee acknowledges and agrees the Releases given above exclude only claims that: (i) cannot be released solely by private agreement; (ii) are for unemployment or workers’ compensation benefits; (iii) are to enforce or challenge this Agreement; (iv) arise after the Transition Date; or (v) are for vested 401(k) or pension benefits.

c.           Employee acknowledges and agrees that while nothing in this Agreement (including the Release, Proprietary and Confidential Information and Non-Disparagement sections) precludes Employee (i) from filing a charge with the National Labor Relations Board, the Equal Employment Opportunity Commission, the Securities and Exchange Commission, the California Department of Fair Employment and Housing, or any other federal, state or local agency, (ii) from participating in any investigation or proceeding with such an agency, or (iii) from providing any documents or information to such an agency, Employee shall not personally recover money or reinstatement from the Releasees, and Employee expressly waives the right to recover any such money or reinstatement, for any complaint or charge, including any class or collective action, filed against the Releasees with any federal, state or local board, agency or court.  This does not affect any right Employee may have to recover any payment from a government agency for any information provided to that agency.

d.          Employee acknowledges and agrees that he specifically waives all rights under California Civil Code Section 1542, which states, “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party,” that this Section 7(d) gives Employee the right not to release existing claims of which he is not now aware, unless he voluntarily chooses to waive this right. By signing this Agreement, Employee voluntarily waives the rights described in California Civil Code Section 1542 and all claims that now exist in his favor, known or unknown, and that he acknowledges that he may later discover claims or facts in addition to or different from those which he now knows or believes to exist with respect to the subject matter of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected its terms. Nevertheless, Employee waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts. Employee understands the significance and consequence of the Release, this Section 7(d), the waiver of California Civil Code Section 1542 and this Agreement, and he acknowledges that he has had an opportunity to consult with, and to be fully advised by, his attorney of the contents of California Civil Code Section 1542 and this Agreement.

8    Cooperation. Employee agrees to fully cooperate with the Company and take reasonable steps necessary to ensure a smooth transition of Employee’s duties and responsibilities as Chief Financial Officer of the Company, as may be reasonably requested by the Company. Employee further agrees to provide reasonable assistance to the Company (including the Board of Directors of the Company (the “Board”) and any special committees of the Board) and its counsel and accountants in any financial audits or internal investigation involving securities, financial, accounting, or other matters, and in its defense of, or other participation in, any administrative, judicial, or other proceeding arising from any charge, complaint or other action which has been or may be filed relating to the period during which Employee was employed by the Company. The Company agrees to reimburse Employee for his reasonable and actual travel and lodging expenses incurred following the Term in providing any cooperation or assistance contemplated by this Agreement.

9.   Section 409A of the Code.

a.            General.  This Agreement is intended to meet the requirements of Section 409A of the Code and shall be interpreted and construed consistent with that intent.

b.           Deferred Compensation.  Notwithstanding any other provision of this Agreement, to the extent that the right to any payment (including the provision of benefits) hereunder provides for the “deferral of compensation” within the meaning of Section 409A(d)(1) of the Code, the payment shall be paid (or provided) in accordance with the following:

i.
If Employee is a “Specified Employee” within the meaning of  Section 409A(a)(2)(B)(i) of the Code on the date Employee’s Separation from Service, then no such payment shall be made or commence during the period beginning on the date of Employee’s Separation from Service and ending on the date that is six months following Employee’s Separation from Service or, if earlier, on the date of Employee’s death.  The amount of any payment that would otherwise be paid to Employee during this period shall instead be paid to Employee on the fifteenth day of the first calendar month following the end of the period.

ii.	Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separate and distinct payment for purposes of Section 409A.

iii.
Payments with respect to reimbursements of expenses shall be made in accordance with Company policy and in no event later than the last day of the calendar year following the calendar year in which the relevant expense is incurred.  The amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year.

10.  Source of Payments.  All payments provided under this Agreement, other than payments made pursuant to a plan which provides otherwise, shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established, and no other segregation of assets shall be made, to assure payment.  To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

11.  Arbitration.  Any dispute or controversy arising under or in connection with this Agreement or otherwise in connection Employee’s employment by the Company that cannot be mutually resolved by the parties and their respective advisors and representatives shall be settled exclusively by arbitration in Santa Clara County, California in accordance with the commercial rules of the American Arbitration Association before one arbitrator of exemplary qualifications and stature, who shall be selected jointly by an individual to be designated by the Company and an individual to be selected by Employee, or if such two individuals cannot agree on the selection of the arbitrator, who shall be selected by the American Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction thereon.  Each party shall bear its own attorney’s fees and expenses; provided that the arbitrator may assess the prevailing party’s fees and costs against the non-prevailing party as part of the arbitrator’s award.  The parties agree to abide by all decisions and awards rendered in such proceedings.  Decisions and awards rendered by the arbitrator shall be final and conclusive.

12.  Non-assignability; Binding Agreement.

a.           By Employee.  This Agreement and any and all rights, duties, obligations or interests hereunder shall not be assignable or delegable by Employee.

b.           By the Company.  This Agreement may be assigned by the Company to any other member of the Company Group.

c.           Binding Effect.  This Agreement shall be binding upon, and inure to the benefit of, the Parties, any successors to or assigns of the Company and Employee’s heirs and the personal representatives of Employee’s estate.

13.  Withholding.  All payments made or benefits provided to Employee under this Agreement shall be reduced by any applicable withholding taxes and other authorized deductions.

14.  Amendment; Waiver.  This Agreement may not be modified, amended or waived in any manner, except by an instrument in writing signed by both parties hereto.  The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

15.  Governing Law.  All matters affecting this Agreement, including the validity thereof, are to be subject to, and interpreted and construed in accordance with, the laws of the State of California applicable to contracts executed in and to be performed in the State of California.

16.  Survival of Certain Provisions.  The rights and obligations set forth in this Agreement that, by their terms, extend beyond the termination of Employee’s employment with the Company shall survive such termination.

17. Entire Agreement; Supersedes Previous Agreements.  This Agreement, the Confidentiality Agreement, and any equity award agreements, contain the entire agreement and understanding of the parties with respect to the matters covered herein and supersede all prior or contemporaneous negotiations, commitments, agreements and writings with respect to the subject matter hereof; all other negotiations, commitments, agreements and writings, including the Prior Agreement, shall have no further force or effect, and the parties to any such other negotiation, commitment, agreement or writing shall have no further rights or obligations thereunder.

18.  Counterparts.  This Agreement may be executed by either of the parties in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

19.  Headings.  The headings of sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

20.   Notices. All notices or communications hereunder shall be in writing, addressed as follows:

if to the Company, at:

Intapp, Inc.
3101 Park Blvd.
Palo Alto, CA 94306
Attention: Steven Todd, General Counsel
Email: steven.todd@intapp.com

With a copy to:
Proskauer Rose LLP
Eleven Times Square
New York, NY 10046
Attn: Kristina Trauger
Email: ktrauger@proskauer.com

if to Employee, to Employee’s address on file with the Company.

All such notices shall be conclusively deemed to be received and shall be effective (i) if sent by hand delivery, upon receipt or (ii) if sent by electronic mail or facsimile, upon receipt by the sender of confirmation of such transmission; provided, however, that any electronic mail or facsimile will be deemed received and effective only if followed, within 48 hours, by a hard copy sent by certified United States mail.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its officer pursuant to the authority of its Board, and Employee has executed this Agreement, as of the day and year first written above.

INTAPP, INC.

By:	/s/ John Hall
Name: John Hall
Title: CEO

STEPHEN ROBERTSON

/s/ Stephen Robertson

[Signature Page to Employee Transition and Advisory Agreement]

EXHIBIT A

STRATEGIC ADVISOR AGREEMENT

This STRATEGIC ADVISOR AGREEMENT (the “Advisor Agreement”) is entered into effective January 1, 2024, between Intapp, Inc., a Delaware corporation (the “Company”) and Stephen Robertson (“Consultant,” and collectively with the Company, the “Parties”).

WHEREAS, the Company and Consultant have previously entered into that certain Transition and Advisory Agreement by and between Consultant and the Company on August 7, 2023 (the “Transition Agreement”), which superseded that certain employment agreement between Consultant and the Company, effective as of June 18, 2021 (the “Prior Agreement”);

WHEREAS, Consultant’s employment with the Company, and the term of the Agreement, terminated on December 31, 2023 (the “Separation Date”);

WHEREAS, the Company desires to engage Consultant to provide consulting services through September 30, 2024 (or such earlier date as this Advisor Agreement may be terminated by either Party as provided herein) (the “Advisory Period”), upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, Consultant has agreed to provide such consulting services, upon the terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the above premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Parties hereto agree as follows:

1.          Services; Term. Consultant shall perform strategic advisory services and provide related deliverables for the Company (the “Services”) on a non-exclusive basis, as set forth in Schedule A attached hereto. In the event of any conflict between Schedule A and the Advisor Agreement, the terms of the Advisor Agreement shall control except as expressly provided in Schedule A. Consultant shall be solely responsible for obtaining all licenses, permits, or certificates required to carry out the Services.

2.          Consulting Fees.  In consideration of Consultant (i) signing, and not revoking this Advisor Agreement (including the general release of claims in Section 10 (the “Advisor Release)), (ii) timely signing and not revoking the general waiver and release of claims substantially in the form of the Final Separation and Release Agreement attached hereto as Schedule B (the “Final Release”), (iii) continuing to comply with all post-employment covenants set forth in the Transition Agreement and the Prior Agreement, and (iv) continuing to comply with all of the covenants set forth in this Advisory Agreement, the Company shall provide to Consultant the compensation and other consideration detailed in Schedule A, attached hereto and made a part hereof, as may be amended in writing from time to time upon mutual agreement of the Parties.  The Company shall not be required to make the payments provided for under this Section 2 and Schedule A, unless Consultant executes and delivers to the Company this Advisor Agreement (including the Advisor Release), and the Advisor Release and the Final Release have become effective and irrevocable in their entirety. If Consultant decides not to sign the Advisor Release or the Final Release, or if Consultant revokes the Advisor Release or the Final Release, Consultant will not be eligible to receive the consideration described in Schedule A and the Company reserves any right to recoup any payments made pursuant to this Advisor Agreement, should Consultant not sign and/or revoke the Advisor Release or Final Release.

3.          Expenses. During the Advisory Period, Consultant shall bill the Company monthly, and the Company shall reimburse Consultant monthly, for all reasonable and approved out-of-pocket expenses which are incurred in connection with the performance of the duties hereunder in accordance with the Company’s travel and expense policy.

4.          Confidentiality.  Consultant has previously entered into that certain Employee Invention Assignment and Confidentiality Agreement between the Company and Consultant (the “Confidentiality Agreement”).  Employee agrees that (i) the terms of the Confidentiality Agreement shall continue to apply in full force and effect and inure to the benefit of the Company through the Advisory Period and for all times thereafter, as applicable, and (ii) Employee shall continue to comply in all respects with the Confidentiality Agreement.

5.         Conflicts of Interest. Consultant represents that Consultant is free to enter into the Advisor Agreement and that this engagement does not violate the terms of any agreement between Consultant and any third party. Further, Consultant, in rendering duties shall not utilize any invention, discovery, development, improvement, innovation, or trade secret in which Consultant does not have a proprietary interest. During the Advisory Period, Consultant shall devote as much of Consultant’s productive time, energy, and abilities to the performance of Consultant’s duties hereunder as is necessary to perform the required duties in a timely and productive manner.

6.          IN NO EVENT SHALL EITHER PARTY BE LIABLE, FOR CONSEQUENTIAL, INCIDENTAL, EXEMPLARY, PUNITIVE, SPECIAL, MULTIPLE, OR INDIRECT DAMAGES OF ANY KIND EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSS OR DAMAGES.

7.         Notice to Company. Consultant agrees to provide the Company with advance written notice prior to commencing to directly or indirectly participating in, consulting with, rendering services for or in any manner engaging in any business competing with the businesses of the Company or its subsidiaries as such businesses exist or are in process or being planned during the Advisory Period, within any county in which the Company or its subsidiaries have operating locations, leases, options to lease or acquire property, or definitive plans known to Consultant during the Advisory Period, or otherwise accepting any other roles or consulting engagements.

8.          Non-Disparagement. During the Advisory Period and thereafter, without limitation of time, Consultant shall not at any time make, publish or communicate to any person or entity any Disparaging (as defined below) remarks, comments or statements concerning Company, any other equity holders of the Company, or any affiliates of any of the foregoing. “Disparaging” remarks, comments or statements are those that impugn the character, honesty, integrity, morality, business acumen or abilities of the individual or entity being disparaged.  Notwithstanding anything to the contrary, nothing in the Advisor Agreement prohibits Consultant from providing truthful information or testimony in connection with any litigation or any investigation or proceeding conducted by any governmental authority, or from disclosing information to a governmental authority that Consultant believes in good faith reflects a violation of applicable law.

9.          Independent Consultant. The Advisor Agreement shall not render Consultant an employee, partner, agent of, or joint venturer with the Company for any purpose. Consultant is and will remain an independent Consultant in Consultant’s relationship to the Company. The Company shall not be responsible for withholding taxes with respect to Consultant’s compensation hereunder. Consultant shall have no claim against the Company hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker’s compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.

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10.         General Release and Waiver of Claims.

(a)          In consideration of the benefits detailed in the Advisor Agreement, Consultant and each of his respective heirs, executors, administrators, representatives, agents, successors and assigns (collectively, the “Releasors”) hereby irrevocably and unconditionally waive, release, acquit, relieve and forever discharge the Company, its subsidiaries, its parent company and their respective current and former officers, directors, agents, employees, insurers, stockholders, successors and assigns (collectively “Releasees”) from any and all claims, liabilities, rights, demands, complaints, judgments, obligations, damages, actions and causes of action of any and every kind and nature, in law, equity or otherwise, whether known and unknown, suspected or unsuspected (“Claims”), which Consultant ever had or may have in the future, arising out of or in any way related to any agreements, events, acts, omissions or conduct existing or occurring prior to and including August 7, 2023 (the “Transition Date”), concerning any matter, cause or thing, including, without limiting the generality of the foregoing, any Claims for, related to or arising out of:  (i) Consultant’s employment with the Company or the cessation of that employment; (ii) Consultant’s compensation or equity interests in the Company, fringe benefits or other severance pay; (iii) common law or statutory claims, including but not limited to, for breach of any oral or written promise or contract or any implied covenant of good faith and fair dealing, wrongful discharge, fraud, defamation or loss of reputation and emotional distress; (iv) any claim for attorneys’ fees or indemnification; (v) any claim for discrimination, harassment or retaliation of any kind; (vi) any violation of any federal, state or local constitution, statute, law, regulation or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, 42 U.S.C. Section 1981, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act, the Age Discrimination in Employment Act of 1967 (“ADEA”), the Employment Retirement Income Security Act of 1974 (except as to vested benefits), the Equal Pay Act, the Workers Adjustment and Retraining Notification Act, the Older Workers Benefit Protection Act, California Fair Employment and Housing Act, the California Labor Code, the California Family Rights Act and the California Constitution and any amendment to any such laws, and all other federal, state, local or foreign law, rule or regulation, in each case as may lawfully be waived and released; (vii) any impairment of Consultant’s ability to obtain subsequent employment based on events or conduct as of the Effective Date; and (viii) any claims on any other legal or equitable basis whatsoever (collectively, the “Release”).

(b)         Consultant acknowledges and agrees the Releases given above exclude only claims that: (i) cannot be released solely by private agreement; (ii) are for unemployment or workers’ compensation benefits; (iii) are to enforce or challenge the Advisor Agreement; (iv) arise after the Transition Date; or (v) are for vested 401(k) or pension benefits.

(c)        Consultant acknowledges and agrees that while nothing in the Advisor Agreement (including the Release, Confidentiality Agreement and Non-Disparagement sections) precludes Consultant (i) from filing a charge with the National Labor Relations Board, the Equal Employment Opportunity Commission, the Securities and Exchange Commission, the California Department of Fair Employment and Housing, or any other federal, state or local agency, (ii) from participating in any investigation or proceeding with such an agency, or (iii) from providing any documents or information to such an agency, Consultant shall not personally recover money or reinstatement from the Releasees, and Consultant expressly waives the right to recover any such money or reinstatement, for any complaint or charge, including any class or collective action, filed against the Releasees with any federal, state or local board, agency or court.  This does not affect any right Consultant may have to recover any payment from a government agency for any information provided to that agency.

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(d)         Consultant acknowledges and agrees that he specifically waives all rights under California Civil Code Section 1542, which states, “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party,” that this Section 10(d) gives Consultant the right not to release existing claims of which he is not now aware, unless he voluntarily chooses to waive this right. By signing the Advisor Agreement, Consultant voluntarily waives the rights described in California Civil Code Section 1542 and all claims that now exist in his favor, known or unknown, and that he acknowledges that he may later discover claims or facts in addition to or different from those which he now knows or believes to exist with respect to the subject matter of the Advisor Agreement and which, if known or suspected at the time of executing the Advisor Agreement, may have materially affected its terms. Nevertheless, Consultant waives any right, claim or cause of action that might arise as a result of such different or additional claims or facts. Consultant understands the significance and consequence of the Release, this Section 10(d), the waiver of California Civil Code Section 1542 and the Advisor Agreement, and he acknowledges that he has had an opportunity to consult with, and to be fully advised by, his attorney of the contents of California Civil Code Section 1542 and the Advisor Agreement.

11.         Representations and Warranties. Consultant represents, warrants, and acknowledges as follows:

(a)        The Company only retains the right to direct the results achieved by Consultant. The Company does not retain the right to control the manner and means by which these results are to be accomplished, nor will the Company establish a quality standard for Consultant; provided, however, that Consultant shall perform the Services using Consultant’s best efforts in a manner consistent with professional industry standards.

(b)          Consultant shall determine how to perform Services under the Advisor Agreement.

(c)          The Company will neither provide nor require training for Consultant.

(d)          Consultant’s Services shall not be integrated into the Company’s general business operations.

(e)          Consultant will remain directly responsible for the Services performed and will ensure that the work meets the specifications set forth by the Company.

(f)          Consultant shall not be required to submit regular written reports, but the Company shall periodically review Consultant’s progress in achieving the goals set forth by the Company.

(g)          Consultant understands that Consultant must obtain and keep current, at Consultant’s own expense, all permits, certificates, and licenses necessary for Consultant to perform the Services, if any.

(h)          Consultant has full power, authority, and capacity to enter into the Advisor Agreement and to perform Consultant’s obligations hereunder. The Advisor Agreement has been voluntarily executed by Consultant and constitutes a valid and binding agreement of Consultant.

(i)           The Company will not dictate the time of performance; however, Consultant and the Company may agree upon a completion schedule and a range of mutually agreeable work hours.

(j)           Consultant has read the Advisor Agreement and has had the opportunity to have the Advisor Agreement reviewed by Consultant’s legal counsel.

12.          Successors and Assigns. All of the provisions of the Advisor Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, if any, successors, and assigns.

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13.         Choice of Law. The laws of the state of California shall govern the validity of the Advisor Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto.

14.         Headings. Section headings are not to be considered a part of the Advisor Agreement and are not intended to be a full and accurate description of the contents hereof.

15.         Waiver. Waiver by one Party hereto of breach of any provision of the Advisor Agreement by the other shall not operate or be construed as a continuing waiver.

16.         Assignment.  Consultant shall not assign any of her rights under the Advisor Agreement or delegate the performance of any of her duties hereunder, without the prior written consent of the Company.

17.        Notices. Any and all notices, demands, or other communications required or desired to be given hereunder by any Party shall be in writing and shall be validly given or made to another Party if personally served, or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested. If such notice or demand is served personally, notice shall be deemed constructively made at the time of such personal service. If such notice, demand or other communication is given by mail, such notice shall be conclusively deemed given five days after deposit thereof in the United States mail addressed to the party to whom such notice, demand or other communication is to be given as follows:

if to the Company, at:

Intapp, Inc.
3101 Park Blvd.
Palo Alto, CA 94306
Attention: Steven Todd, General Counsel
Email: steven.todd@intapp.com

With a copy to:
Proskauer Rose LLP
Eleven Times Square
New York, NY 10046
Attn: Kristina Trauger
Email: ktrauger@proskauer.com

if to Consultant, to Consultant’s address on file with the Company.

Any Party hereto may change its address for purposes of this paragraph by written notice given in the manner provided above.

18.         Modification or Amendment. No amendment, change or modification of the Advisor Agreement shall be valid unless in writing signed by the Parties hereto.

19.         Entire Understanding. This document and any exhibit attached constitute the entire understanding and agreement of the Parties, and any and all prior agreements, understandings, and representations are hereby terminated and canceled in their entirety and are of no further force and effect.

20.         Unenforceability of Provisions. If any provision of the Advisor Agreement, or any portion thereof, is held to be invalid and unenforceable, then the remainder of the Advisor Agreement shall nevertheless remain in full force and effect.

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21.        Authority. Consultant represents that he has the authority necessary to enter into the Advisor Agreement and neither the execution nor the delivery of the Advisor Agreement will immediately or with the passage of time conflict with or result in a breach of any other arrangement to which Consultant is a party.

22.        Compliance with Policies and Laws.  Consultant agrees to abide by all the Company's policies and procedures. Consultant also agrees to abide by all laws applicable to the Company, in each jurisdiction that it does business, including without limitation securities and regulations governing publicly traded companies.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Company has caused the Advisor Agreement to be signed by its officer pursuant to the authority of its Board of Directors, and Consultant has executed the Advisor Agreement, as of the day and year first written above.

INTAPP, INC.

By:
Name:
Title:

CONSULTANT

By:
Name: Stephen Robertson

[Signature Page to Robertson Advisor Agreement]

SCHEDULE A

SERVICES, TERM, AND COMPENSATION

SERVICES: Consultant will perform the following services during the Advisory Period remotely or from such location as Consultant and the Chief Executive Officer of the Company (the “CEO”) mutually agree from time to time:

•	advise and counsel with respect to strategic and other matters from time to time as determined by the CEO, and
•	such other services as the Consultant the CEO may agree upon from time to time

REPORTING: Consultant will report directly to the CEO.

TERM: The Advisor Agreement will commence on January 1, 2024, and will continue in full force and effect through September 30, 2024, or upon the earlier termination of the Advisor Agreement pursuant to the terms set forth in Section 3 of the Transition Agreement, the Advisor Agreement and this Schedule A (the “Advisory Period”).

RETAINER: As compensation for services as a Consultant rendered pursuant to the Advisor Agreement, Company shall pay Consultant a monthly retainer of $37,708.33 (“Monthly Retainer”), payable in arrears.

VESTING OF PRIOR AWARDS: For the avoidance of doubt, notwithstanding anything to the contrary in the Transition Agreement or in the Company’s 2021 Omnibus Equity Incentive Plan (the “Plan”) or any award agreement thereunder, with respect to all awards granted to Consultant pursuant to the Plan that are outstanding and unvested as of the Separation Date (each, an “Equity Award”), Consultant’s termination of employment with the Company on the Separation Date and transition from an employee of the Company to a consultant of the Company immediately following the Separation Date shall not be treated as a termination of employment and the Equity Awards shall continue to vest subject to Consultant’s continued service with the Company pursuant to this Advisor Agreement.

TERMINATION: The Advisor Agreement and the Advisory Period, may be earlier terminated by Consultant upon 30 days’ prior written notice to the Company, or by Company upon 30 days’ prior written notice to Consultant.

In the event of a termination of the Advisor Agreement and the Advisory Period by the Company for any reason other than due to Consultant’s breach of the Advisor Agreement or for “Cause” (as defined below), by the Company due to Consultant’s “Disability” (as defined below), or due to Consultant’s death, the Company will have no further obligation to Consultant except as set forth in this paragraph:  (A) payment to Consultant of any earned and unpaid portion of the Monthly Retainer, such payment to be made on the date the applicable payment would have been made had such termination not occurred; (B) payment to Consultant of any unreimbursed reasonable business expenses incurred prior the termination of the Advisory Period in connection with Consultant’s performance of services hereunder that are documented in accordance with the Company’s expense reimbursement policy (the payments set forth in (A) and (B), the “Accrued Payments”); (C) continuation of the payment of Consultant’s Monthly Retainer through the original term of the Advisory Period had such termination not taken place, such payment to be made on the date the applicable payment would have been made had such termination not occurred; (D) as to any then-outstanding Equity Award, such Equity Award shall vest immediately as of the termination of the Advisory Period as to a number of shares comprising the milestones set forth in the table below; provided that Consultant’s right to receive the payments and benefits described in subclauses (C) through (D) above shall be subject to Consultant timely executing, returning to the Company and not revoking the Final Release.

If the termination occurs:	then the number of milestones vesting will be:

Before February 20, 2024	3
After February 20 but before May 20, 2024	2
After May 20 but before August 20, 2024	1
After August 20, 2024	0

In the event of a termination of the Advisor Agreement and the Advisory Period by the Company for Cause or due to Consultant’s termination of the Advisor Agreement and the Advisory Period for any reason, the Company will have no further obligation to Consultant except for the payment of the Accrued Payments.

For purposes of this Schedule A, “Disability” means “disability” (as such term is defined under the Company’s disability insurance policy maintained for executives of the Company, from time to time) suffered by Consultant for a continuous period of at least six months or any impairment of mind or body that is likely to result in a “disability” of Consultant for more than three months during any twelve-month period.

For purposes of this Schedule A, “Cause”  means (i) Consultant’s indictment for, or entry of a plea of guilty or no contest or nolo contendere to, any felony under any state, federal or foreign law or any other crime involving moral turpitude; (ii) Consultant’s commission of an act of fraud, embezzlement, misappropriation of funds, misrepresentation, malfeasance, breach of fiduciary duty or other willful and material act of misconduct, in each case, against the Company or any of its affiliates; (iii) Consultant’s willful, material damage to any property of the Company; (iv) Consultant’s breach of any material Company policy that materially harms the Company; (v) Consultant’s commission of an act that brings Consultant into widespread public disrepute, contempt or scandal and which justifiably shocks, insults or offends a significant portion of the community; or (vi) Consultant’s breach of any material provision of the Advisor Agreement, the Confidentiality Agreement, or any other written agreement between Consultant and the Company.

For the avoidance of doubt, the Company reserves all rights to recoup any payments made pursuant to the Advisor Agreement, should the Advisor Agreement (including the Advisor Release) or the Final Release not be timely executed by Consultant and do not become effective and/or Consultant revokes the Advisor Agreement (including the Advisor Release) or the Final Release.

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SCHEDULE B

FINAL SEPARATION AND RELEASE AGREEMENT

This Final Separation and Release Agreement (the “Final Release”) is made between Stephen Robertson and Intapp, Inc. (the “Company”). Capitalized terms have the same meaning given to them in the Transition and Advisory Agreement by and between you and the Company on [●], 2023 (including, for the avoidance of doubt, the Advisor Agreement, the “Agreement”).

WHEREAS, the Company and you wish to resolve any and all Claims that you have or may have against the Company and any of the Releasees, including any and all Claims that you may have prior to and through the termination of the Advisory Period (the “Separation Date”).

NOW, THEREFORE, the Company and you agree as follows:

1.          Prior Rights and Obligations:  By executing the Final Release, you acknowledge and agree that you have received all wages, bonuses and other compensation accrued and owed to you, including all paid and unpaid leaves and entitlements under any incentive plans or bonus arrangements, including, for the avoidance of doubt, the termination payments described in Section 3 of the Agreement.

2.           Consideration: The payments and benefits described on Schedule A of the Advisor Agreement are made in consideration of you (i) signing, and not revoking the Advisor Agreement (including the Advisor Release), (ii) timely signing and not revoking the Final Release, (iii) continuing to comply with all post-employment covenants set forth in the Transition Agreement and that certain employment agreement between you and the Company, effective as of June 18, 2021, and (iv) continuing to comply with all of the covenants set forth in the Advisor Agreement. If you do not timely sign and deliver the Final Release in accordance with the Agreement, or if you revoke the Final Release, you will not be eligible to receive any then-unpaid consideration described in Schedule A of the Agreement and the Company reserves any right to recoup any payments made pursuant to the Agreement.

3.            General Release and Waiver of Claims:

(a)         In consideration of the payments and benefits described in Section 2 of this Final Release, you and the Releasors hereby irrevocably and unconditionally waive, release, acquit, relieve and forever discharge the Company and the Releasees from any and all Claims that you ever had or may have in the future, arising out of or in any way related to any agreements, events, acts, omissions or conduct existing or occurring prior to and including the Separation Date, concerning any matter, cause or thing, including, without limiting the generality of the foregoing, any Claims for, related to or arising out of:  (i) your employment with the Company or the cessation of that employment; (ii) your compensation or equity interests in the Company, fringe benefits or other severance pay; (iii) common law or statutory claims, including but not limited to, for breach of any oral or written promise or contract or any implied covenant of good faith and fair dealing, wrongful discharge, fraud, defamation or loss of reputation and emotional distress; (iv) any claim for attorneys’ fees or indemnification; (v) any claim for discrimination, harassment or retaliation of any kind; (vi) any violation of any federal, state or local constitution, statute, law, regulation or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, 42 U.S.C. Section 1981, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act, the Age Discrimination in Employment Act of 1967 (“ADEA”), the Employment Retirement Income Security Act of 1974 (except as to vested benefits), the Equal Pay Act, the Workers Adjustment and Retraining Notification Act, the Older Workers Benefit Protection Act, the California Fair Employment and Housing Act, the California Labor Code, the California Family Rights Act and the California Constitution, and any amendment to any such laws, and all other federal, state, local or foreign law, rule or regulation, in each case as may lawfully be waived and released; (vii) any impairment of your ability to obtain subsequent employment based on events or conduct prior to the Separation Date; and (viii) any claims on any other legal or equitable basis whatsoever (collectively, the “Release”).

(b)         You acknowledge and agree the Releases given above exclude only claims that: (i) cannot be released solely by private agreement; (ii) are for unemployment or workers’ compensation benefits; (iii) are to enforce or challenge the Final Release; (iv) arise after the Separation Date; (v) are for vested 401(k) or pension benefits; or (vi) are permitted by Section 3(c).

(c)         You acknowledge and agree that while nothing in the Agreement and the Final Release (including the Release, Proprietary and Confidential Information and Non-Disparagement sections) precludes you (i) from filing a charge with the National Labor Relations Board, the Equal Employment Opportunity Commission, the Securities and Exchange Commission, the California Department of Fair Employment and Housing, or any other federal, state or local agency, (ii) from participating in any investigation or proceeding with such an agency, or (iii) from providing any documents or information to such an agency, you shall not personally recover money or reinstatement from the Releasees, and you expressly waive the right to recover any such money or reinstatement, for any complaint or charge, including any class or collective action, filed against the Releasees with any federal, state or local board, agency or court.  This does not affect any right you may have to recover any payment from a government agency for any information provided to that agency.

(d)        You acknowledge and agree that you specifically waive all rights under California Civil Code Section 1542, which states, “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, must have materially affected his or her settlement with the debtor or released party,” that this Section 3(d) gives you the right not to release existing claims of which you are not now aware, unless you voluntarily choose to waive this right. By signing the Final Release, you voluntarily waive the rights described in California Civil Code Section 1542 and all claims that now exist in your favor, known or unknown, and that you acknowledge you may later discover claims or facts in addition to or different from those which you now know or believe to exist with respect to the subject matter of the Final Release and which, if known or suspected at the time of executing the Final Release, may have materially affected its terms. Nevertheless, you waive any right, claim or cause of action that might arise as a result of such different or additional claims or facts. You understand the significance and consequence of the Release, this Section 3(d), the waiver of California Civil Code Section 1542 and the Final Release, and you acknowledge that you have had an opportunity to consult with, and to be fully advised by, your attorney of the contents of California Civil Code Section 1542 and the Final Release.

(e)         In further consideration of the payments and benefits described in Section 2 of this Final Release, the Releasors hereby unconditionally release and forever discharge the Releasees from any and all Claims arising under ADEA that the Releasors may have as of the Separation Date.  By signing the Final Release, you hereby acknowledge and confirm the following:  (i) you were advised by the Company in connection with your departure to consult with an attorney of your choice prior to agreeing to the Final Release and to have such attorney explain to you the terms of the Final Release, including, without limitation, the terms relating to your release of claims arising under ADEA; (ii) you were given a period of not fewer than 45 days to consider the terms of the Final Release and to consult with an attorney of your choosing with respect thereto; (iii) you knowingly and voluntarily accept the terms of the Final Release; and (iv) you are providing this release and discharge only in exchange for consideration in addition to anything of value to which you are already entitled.  You also understand that you have 7 days following the date on which you sign the Final Release within which to revoke the Release contained in this Section 3(e) by providing the Company with a written notice of your revocation in accordance with Section 6 of the Final Release.  The Company has included with the Final Release a statement identifying employees who are also being terminated on or about the Separation Date, and a list in Appendix A providing the job titles and ages of those employees selected, and not selected, in the same position as you.  You hereby acknowledge receipt of the information contained in Appendix A.

4.           No Claims Filed:  You hereby represent to the Company that you have not filed any complaint or charge against the Company with the Equal Employment Opportunity Commission or with any other federal, state or local agency or court.

5.          Confidentiality:  The contents, terms and conditions of the Final Release must be kept confidential by you and may not be disclosed except to your immediate family, accountant or attorneys or pursuant to subpoena or court order.  You agree that if you are asked for information concerning the Final Release, you will state only that you and the Company reached an amicable resolution of any disputes concerning your separation from the Company.  Any breach of this confidentiality provision shall be deemed a material breach of the Final Release.

6.          Revocation:  The Final Release may be revoked by you within the seven-day period commencing on the date you sign the Final Release (the “Revocation Period”).  In the event of any such revocation by you, all obligations of the Company and you under the Final Release will terminate and be of no further force and effect as of the date of such revocation, and each party will be free to assert any claims or defenses it or he or she may have with respect to your employment with the Company and the termination thereof.  In the event of timely revocation, the Final Release will not be admissible in any future proceedings between the parties and the positions taken by the parties in the Final Release will not be deemed to be an admission by a party that it agreed that the matter should have been resolved in the way it is in the Final Release.  The Final Release, if revoked, will constitute nothing more than an offer in compromise that was not accepted and will not be evidence of anything.  No such revocation by you will be effective unless it is in writing and signed by you and received by the Company prior to the expiration of the Revocation Period.

7.          No Admission of Liability:  The Final Release is not and shall not be construed or contended by you to be an admission or evidence of any wrongdoing or liability on the part of the Releasees, their representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns.  The Final Release shall be afforded the maximum protection allowable under California Evidence Code Section 1152 and any other state or federal provisions of similar effect.

8.          Complete and Voluntary Agreement:  The Final Release, together with Appendix A hereto, the Agreement and any applicable stock option agreements, constitute the entire agreement between you and the Releasees with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter.  You acknowledge that neither the Releasees nor their agents or attorneys have made any promise, representation or warranty whatsoever, either express or implied, written or oral, which is not contained in the Final Release or the Agreement for the purpose of inducing you to execute the Final Release, and you acknowledge that you have executed the Final Release in reliance only upon such promises, representations and warranties as are contained herein, and that you are executing the Final Release voluntarily, free of any duress or coercion.

9.           Severability:  The provisions of the Final Release are severable, and if any part of it is found to be invalid or unenforceable, the other parts shall remain fully valid and enforceable.  Specifically, should a court, arbitrator or government agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release, the waiver of unknown claims and the covenant not to sue the above shall otherwise remain effective to release any and all other claims.

10.         Separation Agreement.  The Final Release shall be subject to the provisions of Sections 4, 5, 6, 8 and 11 of the Agreement, which provisions are hereby incorporated by reference as part of the Final Release.

INTAPP, INC.

By:

PLEASE READ THE FINAL RELEASE CAREFULLY.  IT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS THROUGH THE DATE BELOW.

By executing below, I hereby acknowledge and agree that:  (1) I have carefully read the Final Release, (2) I have had sufficient time to consider the Final Release before the execution and delivery to the Company, (3) I have been advised, and hereby is advised in writing, to discuss the Final Release with an attorney of my choice and I have had adequate opportunity to do so prior to executing and delivering the Final Release, (4) I fully know, understand and considered the contents of the Final Release and the final and binding effect of the Final Release, (5) I am signing the Final Release knowingly, voluntarily and am signing it of my own free will, and (6) I have voluntarily agreed to be legally bound by all its terms and conditions.

STEPHEN ROBERTSON	Date